UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2016

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 9, 2016, Brady Corporation (the "Company") issued a press release announcing its fiscal 2016 fourth quarter financial results. A copy of the press release announcing the fourth quarter financial results is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 7.01	REGULATION FD DISCLOSURE

On September 9, 2016, the Company hosted a conference call related to its fiscal 2016 fourth quarter financial results. A copy of the slides referenced in the conference call, which is also posted on the Corporation’s website, is being furnished to the Securities and Exchange Commission as Exhibit 99.3 attached hereto and is incorporated herein by reference.

Item 8.01	OTHER EVENTS

Increase in Annual Dividend

On September 7, 2016, the Company announced that its Board of Directors had increased the annual cash dividend on its Class A Common Stock from $0.81 to $0.82 per share. A quarterly dividend in the amount of $0.205 per share will be paid on October 31, 2016, to shareholders of record as of the close of business on October 11, 2016. A copy of the press release regarding the dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated September 9, 2016, relating to fourth quarter fiscal 2016 financial results.
99.2	Press Release of Brady Corporation, dated September 8, 2016, relating to increase in annual dividend.
99.3	Informational slides provided by Brady Corporation, dated September 9, 2016, relating to fourth quarter fiscal 2016 financial results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: September 9, 2016	/s/ AARON J. PEARCE
Aaron J. Pearce
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated September 9, 2016, relating to fourth quarter fiscal 2016 financial results
99.2	Press Release of Brady Corporation, dated September 8, 2016, relating to increase in annual dividend.
99.3	Informational slides provided by Brady Corporation, dated September 9, 2016, relating to fourth quarter fiscal 2016 financial results.